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Exhibit 23.1

[LETTERHEAD OF SPECTOR & WONG, LLP]

CONSENT OF HAROLD Y SPECTOR
INDEPENDENT AUDITOR

I consent to the use of my report dated October 16, 2002, on the financial statements of PurchaseSoft, Inc. as of May 31, 2002 included herein and to the reference made to me.

I consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of my name as it appears under the option "Experts".

/s/ Harold Y Spector, CPA
Pasadena, California
October 23, 2002

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  Exhibit 23.1
CONSENT OF HAROLD Y SPECTOR INDEPENDENT AUDITOR